EXHIBIT 21.  Subsidiaries
FIRST SECURITY CORPORATION
As of December 31, 1998
                                                                                                    Organized        Percentage of
                                                                                                    Under        Voting Securities
Tier and Name of Subsidiary (A)                                            Location                 Laws of           Owned by FSCO
-------------------------------------------------------------------------- ------------------------ ----------- -------------------

First Security Bank, National Association                                  Odgen, Utah              U.S.A.                    100.0
  2nd Tier: CrossLand Mortgage Acquisition Corp.                           Salt Lake City, Utah     Utah                      100.0
    3rd Tier: CrossLand Mortgage Corp.                                     Salt Lake City, Utah     Utah                      100.0
  2nd Tier: First Security Hong Kong Agreement Corp.                       Salt Lake City, Utah     Utah                      100.0
    3rd Tier: First Security Trade Services Ltd.                           Hong Kong, Hong Kong     China                     100.0

First Security Bank of New Mexico, National Association                    Albuquerque, New Mexico  U.S.A.                    100.0

First Security Bank of Southern New Mexico, National Association           Las Cruces, New Mexico   U.S.A.                    100.0

First Security Bank of Nevada                                              Las Vegas, Nevada        Nevada                    100.0
  2nd Tier: First Security Trust Company of Nevada                         Las Vegas, Nevada        Nevada                    100.0
  2nd Tier: First Security Services of Nevada, Inc.                        Las Vegas, Nevada        Nevada                    100.0

First Security Bank of California, National Association                    West Covina, California  U.S.A.                    100.0

First Security Leasing Company                                             Salt Lake City, Utah     Utah                      100.0
  2nd Tier: First Security Leasing Company of Nevada                       Las Vegas, Nevada        Nevada                    100.0

First Security Processing Services, Inc.                                   Salt Lake City, Utah     Utah                      100.0

First Security Insurance, Inc.                                             Salt Lake City, Utah     Utah                      100.0
  2nd Tier: First Security Insurance of Idaho, Inc.                        Boise, Idaho             Idaho                     100.0
  2nd Tier: Intermountain Insurance Agency, Inc. (Inactive)                Salem, Oregon            Oregon                    100.0
  2nd Tier: First Security Insurance of Oregon Inc.                        Portland, Oregon         Oregon                    100.0
  2nd Tier: First Security Benefits                                        Salt Lake City, Utah     Utah                      100.0

First Security Life Insurance Company of Arizona                           Salt Lake City, Utah     Arizona                   100.0

First Security Investment Services, Inc.                                   Salt Lake City, Utah     Utah                      100.0
  2nd Tier: First Security Investor Services                               Salt Lake City, Utah     Utah                      100.0
    3rd Tier: First Security Investor Services of Nevada, Inc.             Las Vegas, Nevada        Nevada                    100.0
    3rd Tier: First Security Investor Services of Wyoming, Inc.            Rock Springs, Wyoming    Wyoming                   100.0
  2nd Tier: First Security Investment Management, Inc.                     Salt Lake City, Utah     Utah                      100.0

First Security Business Investment Corporation                             Salt Lake City, Utah     Utah                      100.0

First Security Service Company                                             Salt Lake City, Utah     Utah                      100.0

First Security Information Technology, Inc.                                Salt Lake City, Utah     Utah                      100.0

First Security Mortgage Company (Inactive)                                 Salt Lake City, Utah     Utah                      100.0
  2nd Tier: Asset Recovery, Inc. (Inactive)                                Salt Lake City, Utah     Utah                      100.0

First Security Capital I                                                   Salt Lake City, Utah     Delaware                  100.0

First Security Capital Markets Inc.                                        Salt Lake City, Utah     Utah                      100.0

First Security Specialized Services Inc.                                   Salt Lake City, Utah     Utah                      100.0
========================================================================== ======================== =========== ===================

(A) All subsidiaries are included in consolidated financial statements.